Exhibit 10.42

Agreement on Technical Cooperation

     This Agreement is made and entered into this day of September 28, 2003 by and between Beijing New Media Information Technology Co., Ltd (“Party A”) with its principle address at #A1, Wanquanzhuang, Haidian District, Beijing, PRC and Guangzhou Media Message Technologies, Inc. (“Party B”) with its principle address at Floor 11, Tian He Business Building No. 8 Zhong Shan Av. W. Guangzhou, PRC.

     Whereas:

(1)	Party A is a limited liability company incorporated in Beijing and existing under the laws of PRC engaged in technology development of computer internet and the technical service business;

(2)	Party B is a limited liability company registered in Guangzhou, PRC engaged in the business of mobile value-added telecommunication service, internet information service and internet web advertising service;

(3)	For the purpose of business operation, Party B decides to employ Party A as its technical service provider to provide relevant technical services to Party B, and Party A agrees to provide Party B with the corresponding technical services according to and subject to the provisions of this Agreement;

     NOW, THEREFORE, in consideration of covenants and agreement herein contained through friendly consultation, the parties hereby agree as follows:

1.	Definition and Interpretation

1.1	In this agreement unless it is specifically provided, the following terms shall have the corresponding meanings of:

(a)	Technical secret: means the unpublished necessary technical information and documents including technical information, technical specification, design, installation, testing, implementation, maintenance equipment and software requirement owned by either party and provide to another party during cooperation period of this agreement

(b)	Program design: means the required software system explanation, description which presented and confirmed in words or diagrams based on the project objectives of both parties and the conditions for achieving system objectives.

2.	Cooperation content and mode

2.1	Party A holds the proprietorship of the following products including feichangnannv, dafuweng, guaiguaizhumi and authorizes party B to provide relevant services to users using the above products.

2.2	Party A shall update and maintain software based on Party B’s application of the software to ensure normal operation of the products.

3.	Cooperation Fees and Payment

3.1	Ratio of cooperation fee: Both parties share the revenues generated from products as described in clause 2.1. Each party shares 50% of the revenues, after deducting the fees paid to mobile operators, generated by individual product by Party B.

3.2	Payment method: Party B shall provide Party A with revenue report of the products every month. For the fees as described above paid by Party B to Party A, Party A shall issue corresponding invoices to Party B.

4.	Commercial secrets and Intellectual Property Rights

4.1	The parties confirm hereby that Party A shall own the copy rights or any other legal authorizations of the cooperation contents rendered by itself to Party B under this agreement and Party B, entitled to the right to use such contents only, if intending to make any modification to such content, shall propose specific solutions for modification, upgrade or conversion, which shall be then implemented by Party A.

4.2	Either shall keep any and all commercial secrets of the other party obtained during the cooperation or from any other channel extremely confidential and shall not disclose such secrets to any third party without earlier written consent from the other party.

4.3	Unless otherwise regulated by this agreement, either party shall not use or copy the other party’s trade mark, logo, commercial data, educational materials, technical references and any other documents without earlier written consent from the other party.

5.	Representation and Warranty

5.1	Either party makes the following representations, statements and warranties to the other party:

(a)	Be an independent legal entity that has been established and in existence by the operation of laws;

(b)	Have qualifications and capacity to undertake the cooperation project specified under this agreement that is within its registered business scope;

(c)	Have fully authorized its representative to sign this agreement;

(d)	Have competence to perform all its obligations under this agreement and violate no limitations of any legal document binding it thereto in executing such obligations.

5.2	Party B guarantees as follows:

(a)	All information provided to Party B to be genuine, accurate and legal without infringing any legal right and interest of any third party;

(b)	Responsible for settlement of any dispute arising from its breach of the above-said warranties;

(c)	Liable for indemnification in full amount for any and all losses incurred to Party A resulted from its breach of the aforesaid warranties.

5.3	Party A shall compensate Party B in full amount for its any and all losses caused by Party A’s violation of its warranties hereinabove.

6.	Force Majeure

6.1	“Force Majeure” shall mean any event out of the parties’ reasonable control, non-foreseeable, or unavoidable even has been foreseen and such event hinders, affects or delays any party’s performance of all or part of his obligations according to this Agreement, including, but not limit to, government’s acts, natural disasters, war, hacker attack or any other similar events.

6.2	The party suffering from Force Majeure should notify the other party the circumstances of event of force majeure using the fastest mode.

6.3	The party suffering from Force Majeure may suspend performing its relevant obligations under this Agreement that cannot be performed due to Force Majeure till the effect of Force Majeure is eliminated without bearing any liability for breach of this Agreement. The suffering party from Force Majeure shall provide the other party with legal certifications of such event issued by the notary office (or other proper agency) of the area where the event occurs, which if fails, the other party may request the suffering party to bear any liability for breach according to the provisions of this Agreement.

6.4	However, such party shall exert its best efforts to overcome such event and reduce its negative effects to the minimum. The party who do not perform its duties to minimize the negative effects of the event shall be responsible and liable for the additional loss incurred thereafter.

6.5	If any non-performance of any obligations under this agreement due to the event of force majeure continues and exceeds fifteen (15) days or accumulates over thirty (30) days, both parties shall through friendly consultation to reach consent of continue performance of this agreement. If no consent is reached, either party shall have the right to terminate the contract prior to expiration.

7.	Effectiveness, Modification and Termination

7.1	This Agreement shall become effective on the date of its being signed and sealed by the authorized representatives of both parties and shall continue in force for a period of one (1) year. Both party can through consultation sign a supplementary agreement or renew the agreement.

7.2	In case any party breaches or defaults the performance of any of the provisions of this Agreement, and such breach or default is not cured within seven (7) days after the date of notice by the other party advising the occurrence and existence of such breach and demanding the performance, the other party shall have the right to immediately terminate this Agreement upon a notice to the breach party.

7.2	Earlier termination of this Agreement shall not release either party from performing its rights and obligation that has come into existence prior to such termination.

8.	Confidentiality

8.1	Other than merely use all technology know-how, business secret and information (hereinafter referred to as the “Confidential Information”) of the other party obtaining through signing or performing this Agreement for the purpose of this Agreement, any party may not use the confidential information of the other party for other purpose, copy or edit the confidential information of the other party, disclose or transfer such confidential information to any third party without prior written consent of the other party.

8.2	Any party shall remind its employees of the confidentiality and exclusivity of the secrecy of the other party and guarantee that its employees accept the confidential provisions hereunder if it disclosed the secrecy of the other party to its employees for the performance of this Agreement.

8.3	If any party hereto needs assistance from the third party to perform its obligations hereunder, and the third party has to learn or contact the confidential information hereunder when providing assistance, it may provide the confidential information to the third party on the condition that the third party agrees in writing to undertake all the obligations hereunder, and obtains the written consent of the owner of the confidential information.

8.4	Either party shall return, destroy or disposition any document, data or software carrying confidential information of the other party to such party in any desirable way upon request and shall not use such confidential information thereafterwards.

8.5	After termination of this agreement, obligations of each party under this agreement shall not cease. Each party shall still abide by the confidentiality clause of this agreement and perform its obligation of confidentiality until the other party approves release of that obligation or violation of such confidentiality clause of this agreement will not result in any prejudice to the other party practically.

9.	Representation , Undertaking and Warranty

9.1	Either party represents, undertakes and warrants to the other party the following:

9.1.1	Be a company legally incorporated and existing under the laws of PRC;

9.1.2	Have all competence and qualifications to conduct the transaction that is within its legally registered business scope prescribed under this Agreement;

9.1.3	Have all authorization and competence to enter into this Agreement and have authorized its representative with sufficient power to sign this Agreement on behalf of such party respectively;

9.1.4	Have capability to perform the obligations under this Agreement and performing such obligations dose not constitute any breach of any restriction of legal documents binding upon such party;

9.1.5	Not subject to any liquidation, dissolution or bankruptcy proceeding.

9.2	Party A warrants that it does not, solely or conduct jointly with any individual, enterprise, corporation or organization, abet or induce any technical personnel or other employees of Party B or affiliates of Party B to leave Party B or affiliates of Party B, within one year upon the expiration of cooperation and the duration of cooperation, unless it obtained the consent of Party B..

10.	Serve of Notice

10.1	Any notice required relating to this Agreement from one party to the other party shall be in writing and then sent by person, by fax, telex, teletex or email, or prepaid registered mail, express mail, which shall be deemed as being served on the date when sent by person, by fax, by telex or email or on the third (3) day after being sent by prepaid registered mail or express mail.

10.2	Unless otherwise notified by either party in writing to modify its contact information, any and all notices under this agreement shall be sent according to this agreement.

11.	Settlement of Disputes

11.1	The Parties shall settle with good faith all disputes regarding to interpretation and enforcement of any provisions of this Agreement by consultation.

11.2	The disputes that are failed to be resolved by consultation shall be referred to the People’s Court for arbitration according to its existing arbitration rules.

11.3	Laws and regulations of PRC shall be applied for conclusion, execution, interpretation and settlement of disputes concerning this agreement.

12.	Liability for Default

12.1	Any breach of any article of the agreement directly or indirectly or no commitment or commitment out of time insufficiently to the obligations of the agreement shall constitute breach of the contract. The party that observes the contract (“non-breaching party”) shall have the right to request the breaching party (“the breaching party”) by written notice to make corrections to its breaching actions and avoid the bad result with sufficient, effective and timely measures taken, and to compensate for the losses of the non-breaching party due to its breaching actions.

12.2	After any breaching occurs, the non-breaching party, if holding that the breaching has resulted in impossibility or unfairness for the non-breaching party to perform the relevant obligations under this agreement with reasonable and objective discretion applied, shall have the power to discontinue its relevant obligations of this agreement with written notice sent to the non-breaching party until the breaching party stops its breach of the contact, take sufficient, effective and timely measures to avoid the bad results, and compensate for the losses of the non-breaching party due to its breaching actions.

12.3	The indemnification that the breaching party makes to the non-breaching party shall include any direct economic losses and any predictable indirect losses or excess expenses that occur to the non-breaching party due to violation of the contract by the breaching party, including but not limited to attorney fees, legal costs, arbitration fees, financial expenses, travel expenses and etc.

12.4	In case Party B fails to perform the provisions of this Agreement and solely terminate this Agreement in advance at any time before the expiration of this Agreement, it shall deduct the reasonable cost from the total amount of Party paid A and return fully the rest part to Party A. Party B shall still compensate Party A the economic loss suffered thereof in accordance with the provisions of the aforesaid three clauses if it causes other losses to Party A due to its defaults of this Agreement.

12.5	In case Party A fails to perform the provisions of this Agreement and solely terminate this Agreement in advance at any time before the expiration of this Agreement, it shall pay the total amount of the part that has been performed by Party B in accordance with the actual performance to Party B. Party A shall still compensate Party B the economic loss suffered thereof in accordance with the provisions of the aforesaid three clauses if it causes other losses to Party A due to its defaults of this Agreement. If the amount paid by Party A exceeds the deserved charges and the losses compensated to Party B, Party B shall return the surplus part to Party A.

12.6	In case Party B may observe the Article 4 (Clauses 1-9) of service quality, it shall waive part of charges of the next quarter paid by Party A as compensating bonus for its breach of this Agreement and the detailed amount shall be consulted by both parties.

13.	Miscellaneous

13.1	Whereas the realization of the cooperation matters hereunder relies on the close cooperation of mobile telecommunication operator, Party B agrees that Party A shall not hold any responsibility for the breaches of this Agreement if Party A fails to perform any obligation hereunder due to the cause of mobile telecommunication operator.

13.2	This agreement shall be bind on any successor or transferee to any party.

13.3	The failure to timely exercise any right conferred upon any of the parties hereto hereunder shall not be deemed to be waiver of such right, or shall not operate to bar the exercise thereof in the future.

13.4	If any provision of this Agreement is subsequently held full invalid or part of invalid or unenforceable or violate ant applicable law due to any cause, such provision shall be deemed to be deletion. However, other provisions thereof shall still be validity and enforceability.

13.5	The Parties may additionally negotiate and confirm any other issues not covered by this agreement.

Beijing New Media Information	Guangzhou Media Message Technologies

Technology Co., Ltd	Inc .

Authorized Representative	Authorized Representative